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                                                                     EXHIBIT 3.2

                               CODE OF REGULATIONS
                                       OF
                                CSB BANCORP, INC.

                                    ARTICLE 1

                                     Offices

      Section 1. Principal Office. The principal office of the Company shall be at such place in the County of Holmes, Ohio, as may be designated from time to time by the Board of Directors.

      Section 2. Other Offices. The Corporation shall also have offices at such other places without, as well as within, the State of Ohio, as the Board of Directors may from time to time determine.

                                   ARTICLE II

                            Meetings of Shareholders

      Section 1. Annual Meeting. The annual meeting of the shareholders of this Corporation for the purpose of fixing or changing the number of directors of the Corporation, electing directors and transacting such other business as may come before the meeting, shall be held at such time as may be fixed by the Board of Directors by resolution from time to time.

      Section 2. Special Meetings. Special meetings of the shareholders may be called at any time by the Chairman of the Board of Directors, President, or a majority of the Board of Directors acting with or without a meeting, or by any three (3) or more shareholders owning, in the aggregate, not less than fifty percent (50%) of the stock of the Corporation.

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      Section 3. Place of Meetings. Meetings of shareholders shall be held at the main office of the Corporation unless the Board of Directors decides that a meeting shall be held at some other place within or without the State of Ohio and causes the notices thereof to so state.

      Section 4. Notice of Meetings. Unless waived, a written, printed, or typewritten notice of each annual or special meeting stating the day, hour, and place and the purpose or purposes thereof shall be served upon or mailed to each shareholder of record (a) as of the day next preceding the day on which notice is given or (b) if a record date therefore is duly fixed, of record as of said date. Notice of such meeting shall be mailed, postage prepaid, at least ten (10) days prior to the date thereof. If mailed, it shall be directed to a shareholder at his address as the name appears upon the records of the Corporation.

      Section 5. Waiver of Notice. Any shareholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations; and whenever all of the shareholders entitled to vote shall meet in person or by proxy and consent to holding a meeting, it shall be valid for all purposes without call or notice, and at such meeting any action may be taken.

      Section 6. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of the shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and a meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Incorporation.

      Section 7. Proxies. Any shareholder of record who is entitled to attend a shareholders' meeting, or to vote thereat or to assent or give consents in writing, shall be entitled to be represented at such meetings or to vote thereat or to assent or give consent in writing, as the case may be, or to exercise any other of his rights, by proxy or proxies appointed by a writing signed by such shareholder, which need not be sealed, witnessed or acknowledged.

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      A telegram, cablegram, wireless message or photogram appearing to have been transmitted by a shareholder, or a photograph, photostatic or equivalent reproduction of a writing appointing a proxy or proxies shall be a sufficient writing.

      No appointment of a proxy shall be valid after the expiration eleven (11) months after it is made, unless the writing specifies the date on which it is to expire or the length of time it is to continue in force.

      Section 8. Voting. At any meeting of the shareholders, each shareholder of the Corporation shall, except as otherwise provided by law or by the Articles of Incorporation or by these Regulations, be entitled to one (1) vote in person or by proxy for each share of the corporation registered in his name on the books of the Corporation: (a) on the record date for the determination of shareholders entitled to vote at such meeting, notwithstanding the prior or subsequent sale, or other disposal of such share or shares or transfer of the same on the books of the Corporation on or after the record date; or (b) if no such record date shall have been fixed, then at the time of such meeting.

      Section 9. Action Without Meeting. Any action which may be authorized or taken at any meeting of shareholders may be authorized or taken without a meeting in a writing or writings signed by all of the holders of shares who would be entitled to notice of a meeting of the shareholders held for such purpose. Such writing or writings shall be filed with or entered upon the records of the Corporation.

                                   ARTICLE III
                                    Directors

      Section 1. Number of Directors. The number of Directors constituting the entire Board shall not be less than three (3) nor more than twenty-five (25), the exact number of Directors to be determined from time to time by a majority vote of the whole Board of Directors of the Corporation, or by a majority vote of stockholders at an annual meeting or special meeting called for

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such purpose, and such exact number shall be ten (10) until otherwise so determined; provided, however, that any increase or decrease in the number of Directors resulting from an action by a majority of the whole Board as herein provided for, shall be subject to a limitation of two persons in any one calendar year.

      Section 2. Election and Term of Directors. The Board of Directors shall be divided into three classes, as nearly equal in number as the then total number of Directors constituting the whole Board permits, with the term of office of one class expiring each year. Any vacancies in the Board of Directors for any reason, and any newly created directorships resulting from any increase in the number of Directors, may be filled by the Board of Directors, acting by a majority of the Directors then in office, although less than a quorum, and any Director so chosen shall hold office until the next election of the class for which such Directors shall have been chosen and until their successor shall be elected and qualified. No decrease in the number of Directors shall shorten the term of any incumbent Director. At each annual meeting of stockholders, the successors to the class of Directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

      Section 3. Nominations. Nominations of persons for election to the Board of the Corporation at a meeting of the Shareholders may be made by or at the direction of the Board of Directors or may be made at a meeting of Shareholders by any Shareholder of the Corporation entitled to vote for the election of Directors at the meeting who compiles with the notice procedures set forth in this Section 3 of Article III. Such nominations, other than those made by or at the direction of the Board, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a Shareholder's notice shall be delivered to or mailed and received at the principal office of the Corporation not less than fourteen (14) days nor more than fifty (50) days prior to the meeting; provided, however, that in the event that less than twenty-one
(21) days notice or prior public disclosure of the date of the meeting is given or made to Shareholders, notice by the Shareholder to be timely must be so delivered or

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mailed no later than the close of business on the seventh (7th) day following the day on which day notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs, but in no event shall such timely notice of Shareholder nomination be received by the Secretary of the Corporation less than seven (7) days prior to the Shareholder meeting. Such Shareholder's notice to the Secretary shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of the persons, (ii) the principal occupation or employment of the person, and (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (b) as to the Shareholder giving the notice (i) the name and record address of the Shareholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the Shareholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as Director of the Corporation. No person shall be eligible for election as a Director of the Corporation at a meeting of the Shareholders unless nominated in accordance with the procedures set forth herein. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure and the defective nomination shall be disregarded.

      Section 4. Vacancies. In case of any vacancy in the Board of Directors, through death, resignation, disqualification, or other cause, the remaining Directors, by an affirmative vote of a majority thereof, may elect a successor to hold office for the unexpired portion of the term of the Director whose place is vacant until the election and qualification of his successor.

      Section 5. Removal. No Director may be removed except: (i) upon the affirmative vote of the holders of not less than an eighty percent majority of the voting power of Shareholders qualified to vote at a meeting for the election of Directors or (ii) by the affirmative vote of eighty percent of the then current members of the Board of Directors, excluding the Director the subject of the

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removal action, upon the determination by such Directors that the Director the subject of the removal action, is not legally qualified to serve as a Director.

      Section 6. Retirement. Upon the attainment of age 75, a Director shall no longer be eligible for election to the Board of Directors but shall be eligible to complete the term for which such Director was elected.

                                   ARTICLE IV

                 Powers, Meeting, and Compensation of Directors

      Section 1. Meetings of the Board. A meeting of the Board of Directors shall be held immediately following the adjournment of each shareholders' meeting at which directors are elected, or within sixty (60) days thereafter, and notice of such meeting need not be given.

      The Board of Directors may, by bylaws or resolution, provide for other meetings of the Board.

      Special meetings of the Board of Directors may be held at any time upon call of the Chairman of the Board of Directors, President, a Vice President, or any two (2) members of the Board.

      Notice of any special meeting of the Board of Directors shall be mailed to each director, addressed to him at his residence or usual place of business, at least two (2) days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph, cable, radio or wireless, or be given personally or by telephone, not later than the day before the day on which the meeting is to be held. Every such notice shall state the time and place of the meeting but need not state the purposes thereof. Notice of any meeting of the Board need not be given to any director, however, if waived by him in writing or by telegraph, cable, radio, wireless, or telephonic communication whether before or after such meeting is held, or if he shall be present at such meeting, and any meeting of the Board shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat.

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      Meetings of the Board shall be held at the office of the Corporation, or at such other place, within or without the State of Ohio, as the Board may determine from time to time and as may be specified in the notice thereof. Meetings of the Board of Directors may also be held by the utilization of simultaneous telephonic communications linking all directors present at such meetings, and all such business conducted via such telephonic communication shall be considered legally enforceable by the Corporation.

      Section 2. Quorum. A majority of the Board of Directors serving in such capacity shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, without notice other than by announcement at the meeting, until a quorum shall be present.

      Section 3. Action without Meeting. Any action may be authorized or taken without a meeting in a writing or writings signed by all the directors, which writing or writings shall be filed with or entered upon the records of the Corporation.

      Section 4. Compensation. The directors shall receive compensation for their services in the amount fixed by resolution of the Board of Directors.

      Section 5. Bylaws. For the government of its actions, the Board of Directors may adopt bylaws consistent with the Articles of Incorporation and these Regulations.

                                    ARTICLE V

                                   Committees

      Section 1. Committees. The Board of Directors may by resolution provide such standing or special committees as it deems desirable, and discontinue the same at its pleasure. Each such committee shall have such

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powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. Vacancies in such committees may be filled by the Board of Directors.

                                   ARTICLE VI

                                    Officers

      Section 1. General Provisions. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer, and, in its discretion, a Chairman of the Board of Directors and a Vice Chairman of the Board of Directors. If no such Chairman of the Board is elected by the Board of Directors, the President of the Corporation shall act as presiding officer of the Corporation. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The President and the Chairman of the Board shall be, but the other officers need not be, chosen from among the members of the Board of Directors.

      Section 2. Terms of Office. The officers of the Corporation shall hold office at the pleasure of the Board of Directors and, unless sooner removed by the Board of Directors, until the reorganization meeting of the Board of Directors following the date of their election and until their successors are chosen and qualified.

      A vacancy in any office, however created, may be filled by the Board of Directors.

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                                   ARTICLE VII

                               Duties of Officers

      Section 1. Chairman of the Board. The Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors or by law.

      Section 2. Vice Chairman of the Board. The Vice Chairman of the Board, if one be elected, shall preside at all meetings of the shareholders and the Board of Directors, in the absence of the Chairman of the Board. The Vice Chairman shall have such powers and duties as may be prescribed by the Board of Directors, or prescribed by the Chairman of the Board, or by law.

      Section 3. President. The President shall be the chief executive officer of the Corporation and shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors. In the absence of or if a Chairman of the Board shall not have been elected or a Vice Chairman shall not have been elected, the President shall preside at meetings of the shareholders and Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, contracts, notes and other instruments requiring his signature; and shall have all the powers and duties prescribed by law and such others as the Board of Directors may from time to time assign to him.

      Section 4. Vice President. The Vice Presidents shall perform such duties as are conferred upon them by these regulations or as may from time to time be assigned to them by the Board of Directors, the Chairman of the Board or the President. At the request of the President, or in his absence or disability, the Vice President, designated by the President (or in the absence of such designation, the Vice President designated by the Board), shall perform all the duties of the President, and when so acting, shall have all the powers of the

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President. The authority of Vice Presidents to sign in the name of the
Corporation all certificates for shares and authorized deeds, mortgages, bonds, contracts, notes and other instruments, shall be coordinated with like authority of the President. Any one or more of the Vice President may be designated as an `Executive Vice President" or a "Senior Vice President."

      Section 5. The Secretary. The Secretary shall issue notices of all meetings for which notice shall be required to be given, shall keep the minutes of all meetings, shall have charge of the corporate seal, if any, and corporate record books, shall cause to be prepared for each meeting of shareholders the list of shareholders entitled to vote thereat, and shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee or the President.

      Section 6. The Treasurer. The Treasurer shall have the custody of all moneys and securities of the Corporation and shall keep adequate and correct accounts of the Corporation's business transactions, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares. The funds of the Corporation shall be deposited in the name of the Corporation by the Treasurer in such depositaries as the Board of Directors may from time to time designate. The Treasurer shall have such other duties and powers as may be assigned to or vested in him by the Board of Directors, the Executive Committee or the President.

      Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe.

      The Board of Directors may, from time to time, authorize any officers to appoint and remove assistant and subordinate officers, to prescribe their authority and duties, and to fix their compensation.

      Section 8. Duties of Officers May Be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the

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powers or duties, or any of them, of such officer to any other officer, or to any director.

                                  ARTICLE VIII

                             Certificates for Shares

      Section 1. Form and Execution. Certificates for shares shall be issued to each shareholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the Chairman of the Board of Directors or the President or a Vice President and by the Secretary of the Corporation, which certificates shall certify the number and class of shares held by the shareholder in the Corporation, but no certificates for shares shall be delivered until such shares are fully paid. When such a certificate is countersigned by an incorporated transfer agent or registrar, the signature of any of said officers of the Corporation may be a facsimile, or engraved, stamped or printed. Although any officer of the Corporation whose manual or facsimile signature is affixed to a share certificate shall cease to be such officer before the certificate is delivered, such certificate, nevertheless, shall be effective in all respects when delivered.

      Such certificate for shares shall be transferable in person or by attorney, but, except as hereinafter provided in the case of lost, mutilated or destroyed certificates, no transfers of shares shall be entered upon the records of the Corporation until the previous certificates, if any, given for the same shall have been surrendered and canceled.

      Section 2. Lost, Mutilated or Destroyed Certificates. If any certificate for shares is lost, mutilated or destroyed, the Board of Directors may authorize the issuance of a new certificate in place thereof, upon such terms and conditions as it may deem advisable. The Board of Directors in its discretion may refuse to issue such new certificates until the Corporation has been indemnified by a final order or decree of a court of competent jurisdiction.

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                                   ARTICLE IX

                                   Fiscal Year

      The fiscal year of the Corporation shall end on the 31st day of December in each year, or on such other day as may be fixed from time to time by the Board of Directors.

                                    ARTICLE X

                                   Amendments

      These Regulations may be amended or repealed at any meeting of shareholders called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal or, without a meeting, by the written consent of the holders of record of shares entitling them to exercise two-thirds (2/3) of the voting power on such proposal.

                                                CSB Bancorp, Inc.

                                                Shirley J. Roberts
                                                --------------------------------
                                                Secretary

                                                Date: February 11, 1992